Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

The Board Of directors
Family Room Entertainment Corporation

     We consent to the inclusion by reference in this registration statement on Form S-8 of our report dated September 10, 2001 on our audits of the consolidated financial statements of Family Room Entertainment Corporation for the years ended June 30, 2001 and 2000. We also consent to the reference to our firm under the caption "Experts".

/s/ Ham, Langston & Bregena, L.L.P

Houston, Texas
September 24, 2002